Exhibit 10.3

FIRST AMENDMENT TO THE

ENTASIS THERAPEUTICS HOLDINGS INC.

2018 EQUITY INCENTIVE PLAN

WHEREAS, Entasis Therapeutics Holdings Inc., (the “Company”), sponsors the 2018 Equity Incentive Plan, which was adopted by the Board of Directors of the Company (the “Board”) on September 13, 2018, and approved by the Company’s stockholders on September 14, 2018 (the “Plan”);

WHEREAS, pursuant to Section 2(b) of the Plan, the Board may amend the Plan at any time; and

WHEREAS, the Board wishes to amend the Plan to increase the number of shares available for awards under the Plan by 500,000 shares;

NOW, THEREFORE, effective June 10, 2020, the first sentence of Section 3 (“Shares Subject to the Plan”), subsection (a) (“Share Reserve”), of the Plan is amended and restated in its entirety to read as follows:

“Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 2,850,000 shares (the “Share Reserve”).”

IN WITNESS WHEREOF, this First Amendment to the Plan has been executed on behalf of the Company this 4th day of August, 2020.

ENTASIS THERAPEUTICS HOLDINGS INC.

By:	/s/ David Meek
David Meek
Chairman of the Board